                                                                    Exhibit 10.4


          THIS AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), entered into as of July 18, 1999, between GLOBAL CROSSING HOLDINGS LTD., a corporation organized and existing under the laws of Bermuda and having its principal office in Hamilton, Bermuda (said company, and any permitted successor or assign hereunder, the "Grantor"), and QWEST COMMUNICATIONS INTERNATIONAL INC., a corporation organized and existing under the laws of Delaware and having its principal office in Denver, Colorado (said company, and any permitted successor or assign hereunder, the "Purchaser"). The Grantor and the Purchaser are herein sometimes collectively referred to as the "Parties".

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Atlantic Crossing Ltd. has constructed a fiber optic cable system connecting the United States, the United Kingdom, the Netherlands and Germany known as the Atlantic Crossing System or "AC-1"; Pacific Crossing Ltd. is constructing a fiber optic cable system connecting the United States and Japan known as the Pacific Crossing System or "PC-1"; Mid-Atlantic Crossing Ltd. is constructing a fiber optic cable system connecting New York, Florida and St. Croix, known as the Mid-Atlantic Crossing System or "MAC"; Pan American Crossing Ltd. is constructing a fiber optic cable system connecting California, Mexico, Panama, Venezuela and St. Croix, known as the Pan American Crossing System or "PAC" (PAC also includes a terrestrial network which connects certain major cities in Mexico); GC Pan European Crossing Holdings B.V. is constructing a fiber optic cable network connecting various principal cities in Europe, known as Pan-European Crossing or "PEC"; and South American Crossing Ltd. is constructing a submarine fiber optic cable system connecting Panama, Colombia, Peru, Chile, Argentina, Brazil and St. Croix, known as South American Crossing or "SAC";

          WHEREAS, Atlantic Crossing Ltd., Pacific Crossing Ltd., Mid-Atlantic Crossing Ltd., Pan American Crossing Ltd., GC Pan European Crossing Holdings B.V. and South American Crossing Ltd. are referred to herein as the "System Companies" and AC-1, PC-1, MAC, PAC, PEC and SAC are referred to herein as the "Systems";

          WHEREAS, Grantor is affiliated with each of the System Companies and can cause the System Companies to grant IRUs in capacity on the Systems to the Purchaser;

          WHEREAS, additional companies controlled by the Grantor may in the future construct other systems, though there is no obligation to do so, in which case such additional companies will, if the Purchaser elects, be deemed to be ASystem Companies" under this Agreement and such additional systems will, if the Purchaser elects, be deemed to be ASystems" under this Agreement; and

          WHEREAS, the Purchaser desires to acquire rights with respect to capacity on one or more of the Systems on an indefeasible right of use basis ("IRU");

          NOW, THEREFORE, the Parties, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, covenant and agree with each other as follows:

1. DEFINITIONS. Unless otherwise defined herein, all terms which are commonly used in the undersea telecommunications industry shall have the meanings commonly given such terms in such industry. In addition to terms defined in the preamble, the recitals and in the text of this Agreement, the following terms shall have the following meanings:

     "Dollars" or "$" means United States Dollars.

     "Final Payment Date" means the last day of the Purchase Period.

     "Minimum Capacity Unit" or "MCU" means, with respect to any System, the minimum amount of capacity that is generally offered by the Grantor (or its applicable affiliate) on such System to purchasers; provided, however, such minimum capacity (for purposes of this Agreement) shall not be above the STM-1 level unless agreed to by the Purchaser in writing.

     "Purchase Period" means the period beginning on the date hereof and ending on the second anniversary of such date.


2.   PURCHASE AGREEMENT.

     (a) Purchaser hereby unconditionally and irrevocably agrees to purchase and pay for (and/or cause one or more of its Affiliates (as defined below) to purchase and pay for) MCUs on the Systems during the Purchase Period in an aggregate amount equal to $140,000,000 (the "Commitment"). The commitment contained herein to purchase MCUs is in addition to, and separate from, any and all other commitments of the Purchaser and/or any of its affiliates to purchase capacity on the Systems. For the avoidance of doubt, (i) a purchase of an MCU hereunder will not be deemed to reduce or fulfill any other contractual commitment or other obligation to purchase capacity on any System and (ii) a purchase of an MCU by the Purchaser or any of its affiliates pursuant to any other contractual commitment or other obligation shall not be credited toward the Commitment. The Grantor hereby unconditionally and irrevocably agrees to sell or cause the System Companies to sell MCUs to the Purchaser and/or its Affiliates pursuant to, and in accordance with the terms of, this Agreement.

     (b) The price for MCUs on any System purchased pursuant to Section 2(a) hereof shall be at the lower of (i) the best "Tier 3" published prices available as at the date hereof for such System and (ii) the best available "top Tier" published prices (currently "Tier 3") for such System on the date the applicable capacity purchase agreement is executed for such MCUs.

     (c) Purchases of capacity on any System pursuant to this Agreement shall be effected by Purchaser executing, delivering and complying with a Capacity Purchase Agreement ("CPA") with the particular System Company or one of its affiliates, such CPA to contain substantially the same terms and conditions regarding capacity as set forth in the Capacity Purchase Agreement, dated as of December 29, 1998, between Atlantic Crossing Ltd. and an affiliate of the Purchaser and in the schedules and exhibits attached thereto.

     (d) If, on the Final Payment Date, the Purchaser has paid less than the entire Commitment to the Grantor by purchasing MCUs under this Agreement, the Purchaser shall pay to the Grantor (or any of the Grantor's affiliates designated by the Grantor), in immediately available funds, on the Final

Payment Date, the amount equal to the difference between (x) $140,000,000 and
(y) the actual amount paid by the Purchaser for MCUs under this Agreement (such difference being referred to herein as the "Unutilized Amount"). Such payment shall be irrevocable; provided, however, during the period from the Final Payment Date to and including the fourth anniversary of the date of this Agreement, the Purchaser may utilize all or any portion of the Unutilized Amount as a credit to purchase MCUs pursuant to a CPA, such CPA to contain substantially the same terms and conditions regarding capacity as set forth in the Capacity Purchase Agreement, dated as of December 29, 1998, between Atlantic Crossing Ltd. and an affiliate of the Purchaser and in the schedules and exhibits attached thereto.

3.   REPRESENTATIONS

     (a) The Grantor hereby represents and warrants to Purchaser that (i) Grantor is a corporation duly organized and validly existing under the laws of Bermuda; (ii) the execution, delivery and performance of this Agreement by Grantor has been duly authorized by all necessary corporate action on the part of Grantor and this Agreement is a valid, binding and enforceable obligation of Grantor enforceable with its terms and (iii) the execution, delivery and performance of this Agreement by Grantor does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Grantor. The Grantor hereby further represents, warrants and covenants that it is affiliated with each of the System Companies and shall cause the applicable System Companies to grant IRUs in MCUs on the Systems to the Purchaser and/or its Affiliates pursuant to, and in accordance with the terms of, this Agreement.

     (b) Purchaser hereby represents and warrants to Grantor that (i) Purchaser is a corporation duly organized and validly existing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement is a valid, binding and enforceable obligation of Purchaser enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by Purchaser does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Purchaser.

4.   SETTLEMENT OF DISPUTES.

     (a) The Parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

     (b) Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators (the "Arbitration Tribunal"), the first of which shall be appointed by the claimant in its notice of arbitration, the second of which shall be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which shall be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal shall issue a written opinion and will not have authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties shall share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration shall be held in New York, New York, USA.

5.   GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

6.   NO THIRD PARTY BENEFICIARIES

     This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of the Purchaser) with any remedy, claim, liability, reimbursement, cause of action, or any other right.

7.   ASSIGNMENT.

     (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (b) The Grantor shall solely be responsible for complying with all of the terms binding on the "Grantor" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity except that the Grantor shall be permitted to assign, transfer or otherwise dispose of any or all of its rights hereunder and delegate any or all of its obligations hereunder to any present or future entity controlled by, under the same control as, or controlling, the Grantor. The Grantor shall give the Purchaser notice of any such assignment, transfer or other disposition or any such delegation.

     (c) The Purchaser shall solely be responsible for complying with all of the terms binding on the APurchaser" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity; provided, that Purchaser may assign the right to enter into a CPA with System Companies to any present or future entity controlled by, under the same control as, or controlling the Purchaser (its "Affiliates").

     (d) Any assignment, transfer or other disposition by either Party which is in violation of this Section shall be void and of no force and effect.

8.   NOTICES.

     Each notice, demand, certification or other communication given or made under this Agreement shall be in writing and shall be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective Party as shown below (or such other address as may be designated in writing to the other party hereto in accordance with the terms of this Section):

                If to the Purchaser:  Qwest Communications International Inc.
                                      700 Qwest Tower
                                      555 Seventeenth Street
                                      Denver, Colorado  80202
                                      Attn:  General Counsel
                                      Fax No.  303-992-1044

                If to the Grantor:    Global Crossing Holdings Ltd.
                                      Wessex House
                                      45 Reid Street
                                      Hamilton HM12, Bermuda
                                      Attn:  President
                                      Fax No.:  441-296-8606

     Any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice in accordance with this Section. Any such notice, demand or other communication shall be deemed to have been received, if delivered by hand, at the time of delivery or, if posted, at the expiration of seven (7) days after the envelope containing the same shall have been deposited in the post maintained for such purpose, postage prepaid, or, if sent by facsimile, at the date of transmission if confirmed receipt is followed by postal notice.

9.   SEVERABILITY.

     If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

10.  HEADINGS

     The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

11.  COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

12.  ENTIRE AGREEMENT

     This Agreement supersedes all prior or written understandings between the parties hereto and constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

13.  PUBLICITY AND CONFIDENTIALITY.

     The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section. Nothing herein shall prevent a party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) to a party's legal counsel or independent auditors, (v) to prospective lenders to the Grantor, (vi) to the extent necessary, to the operator, maintainor and administrator of any System and/or (vii) to any actual or proposed assignee, transferee or lessee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Section.

14.  LIMITATION OF LIABILITY.

     In no event shall the Purchaser or any Grantor be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated therewith.

          IN WITNESS WHEREOF, the Parties have executed this Agreement in the jurisdictions set forth beneath their signatures, effective on the date first written above.



GLOBAL CROSSING HOLDINGS LTD.


By:  /s/ Ian MacLean
     ________________________________
     Name:  Ian MacLean
     Title: Senior Vice President
     Jurisdiction: Bermuda


QWEST COMMUNICATIONS INTERNATIONAL INC.


By:  /s/ Joseph P. Nacchio
     ______________________________
     Name:
     Title:
     Jurisdiction: